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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

KIRBY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

KIRBY CORPORATION

Notice of 2006

Annual Meeting of Stockholders

and

Proxy Statement

Meeting Date: April 25, 2006

YOUR VOTE IS IMPORTANT

PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN

YOUR PROXY CARD IN THE ENCLOSED ENVELOPE

KIRBY CORPORATION

55 Waugh Drive, Suite 1000
P. O. Box 1745
Houston, Texas 77251-1745

March 7, 2006

Dear Fellow Stockholders:

      On behalf of the Board of Directors, we cordially invite you to attend the 2006 Annual Meeting of Stockholders of Kirby Corporation to be held on Tuesday, April 25, 2006, at 10:00 a.m. (CDT). The meeting will be held at 55 Waugh Drive, 8th Floor, Houston, Texas 77007. We look forward to personally greeting those stockholders who will be able to attend the meeting.

      This booklet contains the notice of the Annual Meeting and the Proxy Statement, which contains information about the formal items of business to be conducted at the meeting, Kirby’s Board of Directors and its committees, and certain executive officers. This year you are being asked to elect three Class II directors and ratify the Audit Committee’s selection of KPMG LLP as Kirby’s independent registered public accountants for 2006.

      In addition to the formal items of business to be brought before the Annual Meeting, there will be a report on our Company’s operations, followed by a question and answer period.

      Your vote is important. Please ensure that your shares will be represented at the meeting by completing, signing and returning your proxy card in the envelope provided whether or not you plan to attend personally.

      Thank you for your continued support and interest in Kirby Corporation.

Sincerely,

C. BERDON LAWRENCE
Chairman of the Board

JOSEPH H. PYNE
President and Chief Executive Officer

KIRBY CORPORATION

(A Nevada Corporation)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, April 25, 2006
Time:	10:00 a.m. CDT
Place:	55 Waugh Drive
8th Floor
Houston, Texas 77007

      Items of business to be voted on:

1. To elect three Class II directors;

2. To ratify the Audit Committee’s selection of KPMG LLP as Kirby Corporation’s independent registered public accountants for 2006; and

3. To consider any other business to properly come before the meeting.

      You have the right to receive this notice and vote at the Annual Meeting if you were a stockholder of record at the close of business on March 1, 2006. Please remember that your shares cannot be voted unless you sign and return the enclosed proxy card, vote in person at the Annual Meeting, or make other arrangements to vote your shares.

For the Board of Directors,

THOMAS G. ADLER
Secretary

March 7, 2006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
SOLICITATION OF PROXIES
VOTING
ELECTION OF DIRECTORS (ITEM 1)
THE BOARD OF DIRECTORS AND BOARD COMMITTEES
CORPORATE GOVERNANCE
BENEFICIAL OWNERSHIP OF COMMON STOCK
EXECUTIVE COMPENSATION
RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS (ITEM 2)
OTHER BUSINESS (ITEM 3)
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
EXHIBIT A

KIRBY CORPORATION

PROXY STATEMENT

GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Kirby Corporation (the “Company”) to be voted at the Annual Meeting of Stockholders to be held at 55 Waugh Drive, 8th Floor, Houston, Texas, on April 25, 2006, at 10:00 a.m. (CDT).

      Whenever we refer in this Proxy Statement to the Annual Meeting, we are also referring to any meeting that results from an adjournment or postponement of the Annual Meeting. The Notice of Annual Meeting, this Proxy Statement, the proxy card and the Company’s Annual Report, which includes the Annual Report on Form 10-K for 2005, are being mailed to stockholders on or about March 10, 2006.

SOLICITATION OF PROXIES

The Proxy Card

      Your shares will be voted as specified on the enclosed proxy card. If a proxy is signed without choices specified, those shares will be voted for the election of the Class II directors named in this Proxy Statement, the ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accountants for 2006 and at the discretion of the proxies on other matters.

      You are encouraged to complete, sign and return the proxy card even if you expect to attend the meeting. If you sign a proxy card and deliver it to us, but then want to change your vote, you may revoke your proxy at any time prior to the Annual Meeting by sending us a written revocation or a new proxy, or by attending the Annual Meeting and voting your shares in person.

Cost of Soliciting Proxies

      The cost of soliciting proxies will be paid by the Company. The Company has retained Georgeson Shareholder Communications, Inc. to solicit proxies at an estimated cost of $5,000, plus out-of-pocket expenses. Employees of the Company may also solicit proxies, for which the expense would be nominal and borne by the Company. Solicitation may be by mail, facsimile, electronic mail, telephone or personal interview.

VOTING

Stockholders Entitled to Vote

      Stockholders of record at the close of business on March 1, 2006 will be entitled to notice of, and to vote at, the Annual Meeting. As of March 1, 2006, the Company had 26,320,988 outstanding shares of common stock. Each share of common stock is entitled to one vote on each matter to come before the meeting.

Quorum and Votes Necessary to Adopt Proposals

      In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present. Abstentions and proxies returned by brokerage firms for which no voting instructions have been received from their principals will be counted for the purpose of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the entirety of the meeting. A plurality of the votes cast is required for the election of directors. A majority of the outstanding shares entitled to vote that are represented at the meeting in person or by proxy is required for approval of any other matters that may be presented at the meeting.

ELECTION OF DIRECTORS (ITEM 1)

      The Bylaws of the Company provide that the Board shall consist of not fewer than three nor more than fifteen members and that, within those limits, the number of directors shall be determined by the Board. The Bylaws further provide that the Board shall be divided into three classes, with the classes being as nearly equal in number as possible and with one class being elected each year for a three-year term. The size of the Board is currently set at nine. Three Class II directors are to be elected at the 2006 Annual Meeting to serve until the Annual Meeting of Stockholders in 2009.

      Each nominee named below is currently serving as a director, with the exception of Monte J. Miller, and each has consented to serve for the new term. All nominees, except for Mr. Miller, have previously been elected a director by the Company’s stockholders. Richard C. Webb, who has served as a director since 2000, will not stand for reelection as director. The Governance Committee recommended to the Board that Mr. Miller be nominated to fill the vacancy created by Mr. Webb’s retirement as a director. The Committee retained an executive search firm to assist in the search for qualified candidates. The Committee considered a number of candidates recommended by the search firm and by other management and non-management directors, in addition to Mr. Miller, who was recommended by C. Berdon Lawrence, the Chairman of the Board, and Joseph H. Pyne, the Chief Executive Officer of the Company.

      If any nominee becomes unable to serve as a director, an event currently not anticipated, the persons named as proxies in the enclosed proxy card intend to vote for a nominee selected by the present Board to fill the vacancy.

Nominees for Election

      The Board of Directors of the Company unanimously recommends a vote “FOR” the election of each of the following nominees for election as a director.

Nominees for Election as Class II directors to serve until the Annual Meeting of Stockholders in 2009

Bob G. Gower Houston, Texas	Director since 1998 Age 68

Mr. Gower is President and Chief Executive Officer of Carbon Nanotechnologies, Inc., a technology leader in small-diameter carbon nanotubes. Mr. Gower serves as Chairman of the Audit Committee, is a member of the Executive Committee and Compensation Committee, and has been chosen by the non-management directors to serve as the presiding director at executive sessions of the non-management directors.

Monte J. Miller Kingwood, Texas	Not currently a director Age 62

Mr. Miller is a consultant and private investor. He served as Executive Vice President, Chemicals, of Flint Hills Resources, LP (“Flint Hills”), a company engaged in crude oil refining, transportation and marketing and the production of petrochemicals, from 2003 to January 15, 2006. From 1999 to 2003, he was Senior Vice President of Koch Chemical Company, a predecessor company of Flint Hills.

Joseph H. Pyne Houston, Texas	Director since 1988 Age 58

Mr. Pyne is the President and Chief Executive Officer of the Company. He serves as a member of the Executive Committee.

Directors Continuing in Office

      The following persons are directors of the Company who will continue in office.

Continuing Class III directors, serving until the Annual Meeting of Stockholders in 2007

C. Sean Day Greenwich, Connecticut	Director since 1996 Age 56

Mr. Day is Chairman of Teekay Shipping Corporation, a foreign flag tank vessel owner and operator. He serves as Chairman of the Governance Committee and is a member of the Audit Committee. He is also a director of Teekay GP L.L.C., the general partner of Teekay LNG Partners L.P.

William M. Lamont, Jr. Dallas, Texas	Director since 1979 Age 57

Mr. Lamont is a private investor. He serves as Chairman of the Compensation Committee and is a member of the Executive Committee and Governance Committee.

C. Berdon Lawrence Houston, Texas	Director since 1999 Age 63

Mr. Lawrence has served as Chairman of the Board of the Company since October 1999. He was the founder and former President of Hollywood Marine, Inc., an inland tank barge company acquired by the Company in October 1999. Mr. Lawrence serves as Chairman of the Executive Committee.

Continuing Class I directors, serving until the Annual Meeting of Stockholders in 2008

Walter E. Johnson Houston, Texas	Director since 2001 Age 69

Mr. Johnson is Chairman of Amegy Bank, N.A. (“Amegy Bank”), a subsidiary of Zions Bancorporation.

George A. Peterkin, Jr. Houston, Texas	Director since 1973 Age 78

Mr. Peterkin is a private investor. He has served as Chairman Emeritus of the Board of the Company since 1999 and served as Chairman of the Board of the Company from 1995 to 1999. He served as President of the Company from 1973 to 1995 and serves as a member of the Audit Committee and Executive Committee.

Robert G. Stone, Jr. Greenwich, Connecticut	Director since 1983 Age 82

Mr. Stone is a private investor. He has served as Chairman Emeritus of the Board of the Company since 1995 and served as Chairman of the Board of the Company from 1983 to 1995. He serves as a member of the Compensation Committee and Governance Committee.

      Except as noted, each of the nominees for director and each of the continuing directors has been engaged in his principal occupation for more than the past five years.

THE BOARD OF DIRECTORS AND BOARD COMMITTEES

      The Company’s business is managed under the direction of the Board, which is responsible for broad corporate policy and for monitoring the effectiveness of Company management. Members of the Board are kept informed about the Company’s businesses by participating in meetings of the Board and its committees, through operating and financial reports made at Board and committee meetings by Company management, through various reports and documents sent to the directors for their review and by visiting Company facilities.

      The Board has determined that C. Sean Day, Bob G. Gower, William M. Lamont, Jr., George A. Peterkin, Jr. and Robert G. Stone, Jr. are independent within the meaning of the corporate governance rules of the New York Stock Exchange (“NYSE”). The Board has determined that none of such persons has any direct or indirect relationship with the Company other than as a director and stockholder. The Board has also determined that an indirect relationship between Mr. Miller and the Company through Flint Hills is not material and that Mr. Miller is also independent. Mr. Miller was, until January 15, 2006, an executive officer of Flint Hills, which is a customer of the Company. The Board determined that Mr. Miller would be independent within the meaning of the NYSE corporate governance rules after considering that he is no longer an employee of Flint Hills, that his current status and compensation as a consultant to Flint Hills are in no way affected by the business done between Flint Hills and the Company and that the volume of business done by Flint Hills with the Company last year was less than 2% of the gross revenues of each company.

      The Board has established four standing committees, including the Audit Committee, the Compensation Committee and the Governance Committee, each of which is briefly described below. The fourth committee, the Executive Committee, may exercise all of the power and authority of the Board in the management of the business and affairs of the Company when the Board is not in session, except the power or authority to fill vacancies in the membership of the Board, to amend the Bylaws of the Company and to fill vacancies in the membership of the Executive Committee.

Audit Committee

Composition; Charter

      All of the members of the Audit Committee are independent, as that term is defined in applicable Securities and Exchange Commission (“SEC”) and NYSE rules. In addition, the Board has determined that all of the members of the Audit Committee are “audit committee financial experts,” as that term is defined in SEC rules. The Audit Committee operates under a written charter adopted by the Board. A copy of the charter is available on the Company’s web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

Principal Functions	Members
• Monitor the Company’s financial reporting, accounting procedures and systems of internal control	Bob G. Gower (Chairman) C. Sean Day George A. Peterkin, Jr.
• Select the independent auditors for the Company
• Review the Company’s audited annual and unaudited quarterly financial statements with management and the independent auditors
• Monitor the independence and performance of the Company’s independent auditors and internal audit function
• Monitor the Company’s compliance with legal and regulatory requirements

Compensation Committee

Composition; Charter

      All of the members of the Compensation Committee are independent, as that term is defined in NYSE rules. In addition, all of the members of the Committee are “Non-Employee Directors” and “outside directors” as defined in relevant federal securities and tax regulations. The Compensation Committee operates under a written charter adopted by the Board. A copy of the charter is available on the Company’s web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

Principal Functions	Members
• Determine the salaries of executive officers of the Company

• Administer the Company’s annual incentive bonus program

• Administer the Company’s stock option, restricted stock and incentive plans and grant stock options, restricted stock and performance awards under such plans	William M. Lamont, Jr. (Chairman) Bob G. Gower Robert G. Stone, Jr. Richard C. Webb

Governance Committee

Composition; Charter

      All of the members of the Governance Committee are independent, as that term is defined in NYSE rules. The Committee operates under a written charter adopted by the Board. A copy of the charter is available on the Company’s web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

Principal Functions	Members
• Perform the function of a nominating committee in recommending candidates for election to the Board • Oversee the operation and effectiveness of the Board	C. Sean Day (Chairman) William M. Lamont, Jr. Robert G. Stone, Jr.

      The Governance Committee will consider director candidates recommended by stockholders. Recommendations may be sent to the Chairman of the Governance Committee, Kirby Corporation, 55 Waugh Drive, Suite 1000, Houston, Texas 77007, accompanied by biographical information for evaluation. The Board of the Company has approved Criteria for the Selection of Directors which the Governance Committee will consider in evaluating director candidates. A copy of the criteria is attached to this Proxy Statement as Exhibit A and is also available on the Company’s web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

      When there is a vacancy on the Board (i.e., in cases other than the nomination of an existing director for re-election), the Board and the Governance Committee have considered candidates identified by executive search firms, candidates recommended by stockholders and candidates recommended by other directors. The Governance Committee will continue to consider candidates from any of those sources when future vacancies occur. The Governance Committee does not evaluate a candidate differently based on whether or not the candidate is recommended by a stockholder.

Attendance at Meetings

      It is the Company’s policy that directors are expected to attend Board meetings and meetings of committees on which they serve and are expected to attend the Annual Meeting of Stockholders of the Company. During 2005, the Board met seven times, the Audit Committee met ten times, the Compensation Committee met five times and the Governance Committee met four times. The Executive Committee did not meet during 2005. Each incumbent director attended all the meetings of the Board and all committees on which he served. All directors attended the 2005 Annual Meeting of Stockholders of the Company.

Director Compensation

      Directors who are employees of the Company receive no additional compensation for their services on the Board or Board committees. Each nonemployee director receives an annual fee of $24,000, a fee of $1,250 for each Board meeting and a fee of $3,000 for each Committee meeting attended. A director may elect to receive the annual fee in cash, stock options or restricted stock. The Compensation and Governance Committee Chairmen receive an additional $10,000 retainer per year, the Audit Committee Chairman receives an additional $15,000 retainer per year and the presiding director at executive sessions of the non-management directors receives an additional $5,000 retainer per year. Directors are reimbursed for reasonable expenses incurred in attending meetings.

      The Company’s 2000 Nonemployee Director Stock Option Plan (the “2000 Director Plan”) provides for the automatic grant to nonemployee directors of stock options for 5,000 shares of common stock on the date of first election as a director and stock options for 3,000 shares and 500 shares of restricted stock immediately after each annual meeting of stockholders. In addition, the 2000 Director Plan provides for the issuance of stock options or restricted stock in lieu of cash for all or part of the annual director fee. A director who elects to receive options in lieu of the annual cash fee will be granted an option for a number of shares equal to (a) the amount of the fee for which the election is made divided by (b) the fair market value per share of the common stock on the date of grant multiplied by (c) 3. A director who elects to receive restricted stock in lieu of the annual cash fee will be issued a number of shares of restricted stock equal to (a) the amount of the fee for which the election is made divided by (b) the fair market value per share of the common stock on the date of grant multiplied by (c) 1.2. The exercise price for all options granted under the 2000 Director Plan is the fair market value per share of the Company’s common stock on the date of grant. The options granted on first election as a director vest immediately. The options granted and restricted stock issued immediately after each annual meeting of stockholders vest six months after the date of grant or issuance. Options granted and restricted stock issued in lieu of cash director fees vest in equal quarterly increments during the year to which they relate.

Transactions with Directors and Officers

      During 2005, the Company and its subsidiaries paid Knollwood, L.L.C. (“Knollwood”), a company owned by C. Berdon Lawrence, the Chairman of the Board of the Company, $214,000 for air transportation services provided by Knollwood. Such services were in the ordinary course of business of the Company and Knollwood. The Company anticipates that similar services will be rendered in 2006.

      The Company is a 50% member of The Hollywood Camp, L.L.C. (“The Hollywood Camp”), a company that owns and operates a hunting facility used by the Company and Knollwood, which is also a 50% member. The Company uses The Hollywood Camp primarily for customer entertainment. Knollwood acts as manager of The Hollywood Camp. The Hollywood Camp allocates lease and lodging expenses to the owners based on their usage of the facilities. During 2005, the Company was billed $1,443,000 by The Hollywood Camp for its share of facility expenses. The Company anticipates that similar costs will be incurred in 2006.

      Mark C. Lawrence, the son of C. Berdon Lawrence, is the Vice President and General Manager of the Logistics Management Division of Kirby Inland Marine, LP. In 2005, Mark Lawrence earned direct compensation of $240,587, received 1,000 shares of restricted stock of the Company and received contributions under the Company’s other employee benefit plans of $4,095 (not including the Company’s contribution for 2005 under its profit sharing plan, which has not been determined as of the date of this Proxy Statement). In 2005, Mark Lawrence received $18,199 from the Company for the 2004 contribution under its profit sharing plan.

      Walter E. Johnson, a director of the Company, is a 25% limited partner in a limited partnership that owns one barge operated by a subsidiary of the Company, which owns the other 75% interest in the partnership. The partnership was entered into on October 1, 1974. During 2005, Mr. Johnson received $74,000 in distributions from the partnership. The distributions were proportionate to his interest in the partnership and were made in the ordinary course of business of the partnership. The partnership will continue to operate in the ordinary course of the Company’s business in 2006.

      Mr. Johnson is Chairman of the Board of Amegy Bank, which has a 5.7% participation in the Company’s revolving credit facility. The Company did not have any borrowings outstanding under the revolving credit facility as of December 31, 2005. The revolving credit facility includes a $10,000,000 commitment which may be used for standby letters of credit and, as of December 31, 2005, outstanding letters of credit were $7,612,000 of which Amegy Bank’s participation was $431,000. Amegy Bank is one of 12 lenders under the revolving credit facility, which was consummated in the ordinary course of business of the Company.

      Connie C. Valerius, the wife of Steven P. Valerius, the President of Kirby Inland Marine, LP, is the Director of Corporate Operations of the Company. In 2005, Ms. Valerius earned direct compensation of $278,372, received an option to purchase 2,500 shares of common stock of the Company, received 2,250 shares of restricted stock of the Company and received contributions under the Company’s other employee benefit plans of $4,218 (not including the Company’s contribution for 2005 under its profit sharing plan, which has not been determined as of the date of this Proxy Statement). In 2005, Ms. Valerius received $22,111 from the Company for the 2004 contribution under its profit sharing plan.

CORPORATE GOVERNANCE

Business Ethics Guidelines

      The Board has adopted Business Ethics Guidelines that apply to all directors, officers and employees of the Company. A copy of the Business Ethics Guidelines is available on the Company’s web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance. The Company is required to make prompt disclosure of any amendment to or waiver of any provision of its Business Ethics Guidelines that applies to any director or executive officer or to its chief executive officer, chief financial officer, chief accounting officer or controller, or persons performing similar functions. The Company will make any such disclosure that may be necessary by posting the disclosure on its web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

Corporate Governance Guidelines

      The Board has adopted Corporate Governance Guidelines. A copy of the guidelines is available on the Company’s web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance.

Communication with Directors

      Interested parties may communicate with the full Board or any individual directors, including the Chairmen of the Audit, Compensation and Governance Committees, the presiding director or the non-management directors as a group, by writing to them c/o Kirby Corporation, 55 Waugh Drive, Suite 1000, Houston, Texas 77007. Complaints about accounting, internal accounting controls or auditing matters should be directed to the Chairman of the Audit Committee at the same address. All communications will be forwarded to the person(s) to whom they are addressed.

Web Site Disclosures

      The following documents and information are available on the Company’s web site at www.kirbycorp.com in the Investor Relations section under Corporate Governance and are available in print to any stockholder on request to the Vice President — Investor Relations, Kirby Corporation, 55 Waugh Drive, Suite 1000, Houston, Texas 77007:

•	Audit Committee Charter
•	Compensation Committee Charter
•	Governance Committee Charter
•	Criteria for the Selection of Directors

•	Business Ethics Guidelines
•	Corporate Governance Guidelines
•	Communication with Directors

BENEFICIAL OWNERSHIP OF COMMON STOCK

Beneficial Ownership of Directors and Executive Officers

      The following table shows the number of shares of common stock beneficially owned by each director and director nominee, each named executive officer listed in the Summary Compensation Table, and by the directors and executive officers of the Company as a group as of March 1, 2006. Under rules of the SEC, “beneficial ownership” is deemed to include shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not they are held for the individual’s benefit.

	Shares of Common Stock
	Beneficially Owned on March 1, 2006

			Voting or			Percent of
			Investment	Right to		Common
	Direct(1)		Power(2)	Acquire(3)	Total	Stock(3)(4)

DIRECTORS/NOMINEES
C. Sean Day	1,881			29,034	30,915
Bob G. Gower	27,210			34,034	61,244
Walter E. Johnson	8,210			24,814	33,024
William M. Lamont, Jr.	10,142	(5)		22,500	32,642
C. Berdon Lawrence	1,247,284			392,615	1,639,899	6.2%
Monte J. Miller
George A. Peterkin, Jr.	164,887	(6)	44,685 (6)	20,585	230,157
Joseph H. Pyne	350,922			80,517	413,439	1.6%
Robert G. Stone, Jr.	105,102	(7)	28,500 (7)	35,487	169,089
Richard C. Webb	2,881				2,881
NAMED EXECUTIVES
Mark R. Buese	10,578			31,333	41,911
Norman W. Nolen	68,882			2,766	71,648
Steven P. Valerius	25,271	(8)		46,843 (9)	72,114
Directors and Executive Officers as a group (17 in number)	2,060,882		73,185	800,507	2,934,574	11.0%

(1)	Shares held individually or jointly with others, or in the name of a bank, broker or nominee for the individual’s account. Also includes shares held under the Company’s 401(k) Plan.

(2)	Shares with respect to which directors or executive officers have or share voting or investment power.

(3)	The number of shares and percentage ownership of common stock for each person named assumes that such person is the beneficial owner of common stock with respect to which such person has the right to acquire beneficial ownership within 60 days after March 1, 2006. The number of shares and percentage ownership of common stock for the named directors and executive officers as a group assumes that all of the shares shown as beneficially owned by each of such persons are outstanding.

(4)	Unless otherwise indicated, beneficial ownership of any named individual is less than 1% of the outstanding shares of common stock.

(5)	Does not include 315,835 shares owned by Mr. Lamont’s wife, Mary Noel Lamont, or 388,171 shares owned by trusts of which Ms. Lamont is the beneficiary. Mr. Lamont disclaims beneficial ownership of all 704,006 shares.

(6)	Does not include 4,000 shares owned by Mr. Peterkin’s wife. Mr. Peterkin disclaims beneficial ownership of those 4,000 shares and 44,685 shares owned by trusts of which Mr. Peterkin is trustee, the beneficiaries of which are relatives of his or his wife’s.

(7)	Does not include 10,000 shares owned by Mr. Stone’s wife. Mr. Stone disclaims beneficial ownership of those 10,000 shares and 28,500 shares owned by a trust of which Mr. Stone is trustee.

(8)	Does not include 5,888 shares owned by Mr. Valerius’ wife. Mr. Valerius disclaims beneficial ownership of those shares.

(9)	Does not include 12,833 shares of which Mr. Valerius’ wife has the right to acquire beneficial ownership within 60 days after March 1, 2006. Mr. Valerius disclaims beneficial ownership of those shares.

Principal Stockholders

      The following table and notes set forth information as of the dates indicated concerning persons known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock:

	Number of Shares		Percent
Name and Address	Beneficially Owned(1)		of Class

PRIMECAP Management Company	2,034,688	(2)	7.7%
225 South Lake Avenue, Suite 400
Pasadena, California 91101
C. Berdon Lawrence	1,639,899	(3)	6.2%
55 Waugh Drive, Suite 1000
Houston, Texas 77007

(1)	Except for 392,615 shares with respect to which Mr. Lawrence has the right to acquire beneficial ownership, to the Company’s knowledge, all of the shares are directly owned by the named person or entity and none were subject to options or other rights to acquire beneficial ownership in the future.

(2)	Based on Schedule 13F, dated February 9, 2006, filed by PRIMECAP Management Company with the SEC.

(3)	Based on Form 4, dated February 14, 2006, filed by Mr. Lawrence with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

      The Company’s directors and executive officers, and persons who own beneficially more than 10% of the Company’s common stock, are required under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) to file reports of beneficial ownership and changes in beneficial ownership of the Company’s common stock with the SEC and the NYSE. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that its executive officers and directors complied with all filing requirements during 2005, except that Mr. Peterkin filed one late report covering a sale of 500 shares.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

      The Board of Directors of the Company has a standing Compensation Committee whose functions are to (1) determine the salaries for executive officers of the Company, (2) administer the Company’s annual incentive bonus program, (3) administer all of the Company’s stock option and incentive compensation plans and grant stock options and other awards under the plans (except those plans under which grants of options are automatic) and (4) review and make recommendations to the Board of Directors with respect to incentive and equity-based compensation plans and any other forms of compensation for executive officers of the Company. The Compensation Committee held five meetings in 2005. In 2005, the Board of Directors did not reject or modify in any material way any action or recommendation of the Compensation Committee. The

Compensation Committee is composed of four members, all of whom are “independent directors,” “Non-Employee Directors” and “outside directors” as those terms are defined in relevant New York Stock Exchange standards and federal securities and tax regulations.

      Compensation of executive officers is based primarily on three elements: (1) base salary, (2) annual incentive bonuses and (3) long-term incentives, including stock options, restricted stock and performance awards. The basic goal is to pay compensation competitive with similar corporations, giving due regard to relative financial performance, and to tie annual incentives and long-term incentives to corporate performance and a return to the Company’s stockholders.

      In determining executive officer compensation, the Compensation Committee considers all elements of total compensation for executive officers, including salary, bonus, equity-based and other long-term incentive compensation, realized and unrealized gains on stock options and projected payouts under the Company’s retirement plans. The Company provides no significant perquisites or other personal benefits to its executive officers. Except for accelerated vesting of outstanding stock options and restricted stock upon a change in control of the Company, there are no special compensation arrangements related to severance or change-in-control events.

      There was one extraordinary element of compensation in 2005. The Chief Executive Officer realized approximately $13.1 million of income in 2005 upon the exercise of options to purchase 388,000 shares of common stock of the Company and other executive officers realized approximately $3 million of income in 2005 upon the exercise of options to purchase 90,000 shares. Those options were granted in 1996 (except for 40,000 shares which were granted to a newly-hired officer other than the Chief Executive Officer in 1999) and the income realized in 2005 was therefore a reward for the Company’s performance over a nine-year period and corresponds to a substantial increase in stockholder value over that period of time.

      The Compensation Committee attempts to set base salaries for executive officers at approximately the median for comparable companies. The Committee retained an independent consultant in 2005 to advise the Committee on executive compensation issues. The consultant selected a peer group of comparable companies and determined that the Company’s salaries for its top executive officers (including the Chief Executive Officer) averaged approximately 95% of the median for the peer group.

      The Compensation Committee recognizes the difficulties in establishing a peer group of companies for compensation comparison purposes because there are few publicly traded marine transportation companies of similar size and none with a similar service mix. Some other marine transportation companies are limited partnerships or subsidiaries of larger public corporations, making comparisons difficult and resulting in the need to consider an expanded universe of companies for comparisons.

      In setting executive officer salaries for 2005, the Committee considered the Company’s strong performance in 2004 on financial, operational and strategic levels and individual performance of the officers, as well as survey information indicating that executive salary increases for 2005 would generally be in the 3–3 1/2% range, and decided to increase salaries for executive officers by 3% over 2004 levels.

      With regard to the annual cash incentives for executive officers, exclusive of base salary, the Compensation Committee attempts to set bonuses at a level such that, with a positive performance by an executive officer and a certain level of profitability by the Company, the total compensation for the executive officer, including base salary and annual cash bonus, will be above the median total cash compensation for similar corporations and positions. The Compensation Committee believes that total annual cash compensation above the median for similar corporations and positions is appropriate since a significant portion of each executive officer’s total annual cash compensation is at risk due to both individual and Company performance factors. The annual incentive bonus constitutes a significant portion of direct cash compensation (salary plus bonus) and can vary significantly from year to year depending on the Company’s performance.

      The Company’s incentive bonus plan is based on the achievement of three equally weighted performance measures by each of the Company’s three business groups — inland marine transportation, diesel engine services and offshore marine transportation — and by the Company as a whole. The three performance measures are EBITDA (net earnings before interest expense, taxes on income, depreciation and amortization), return on total capital and earnings per share.

      Performance under the incentive bonus plan is measured on a calendar year basis. At the beginning of each year, objectives are established for each of the three performance measures for the year, based on the budget for the year approved by the Board of Directors. The Compensation Committee establishes a target bonus expressed as a percentage of base salary or a dollar amount for each participant. The Committee also establishes a range of possible bonuses, with no bonus earned unless at least 80% of the target performance is achieved and a maximum possible award of 200% of the target bonus if 120% of the target performance is achieved. Bonuses for employees of the Company itself (a holding company which conducts operations through its subsidiaries) are based entirely on the performance of the Company as a whole. Bonuses for the heads of the Company’s business groups are based 50% on the performance of the business group and 50% on overall Company performance. Bonuses for all other employees in a business group are based 70% on the performance of the business group and 30% on Company performance. The incentive bonus plan also provides for the allocation of 25% of each participant’s total potential bonus under the plan based on a discretionary assessment of individual performance for the year. In 2005, the Compensation Committee awarded the full 25% of the plan bonus to each executive officer after determining that the performance of each of the executive officers met expectations for the year.

      The Compensation Committee’s objective for long-term incentive compensation for executive officers is to fall between the 50th and 75th percentiles in long-term incentive compensation of similar corporations and positions, giving effect to the Company’s long-term performance relative to its peers. In addition to retirement, health care and similar benefits, the primary long-term incentives for executive officers are stock options, restricted stock and performance awards. Generally, stock option and restricted stock awards are made by the Compensation Committee in January of each year. The Committee views stock option and restricted stock awards as a regular component of compensation for executive officers, as well as for managerial level employees generally. That is, regular annual awards at approximately consistent levels are an appropriate component of annual compensation. Bonuses under the Company’s annual incentive bonus plan vary directly with Company performance, with possible bonuses under parameters established in recent years ranging from zero in a very disappointing year to double the target bonus in an exceptionally good year. The bonus therefore supplies the incentive of tying a meaningful portion of total compensation to Company performance, as well as business group and individual performance. In addition, the value of the options and shares of restricted stock granted depends on the Company’s stock price, aligning the interests of recipients of those awards with the interests of the Company’s stockholders.

      In 2005, the Compensation Committee granted nonqualified stock options covering 91,700 shares of common stock and 48,000 shares of restricted stock to executive officers. Those numbers include options and shares granted under the long-term incentive compensation program discussed below. The options were granted at a price equal to the fair market value of the Company’s common stock on the date of grant, vest in equal increments over three years and have a term of five years. The restricted stock vests in equal increments over five years. In deciding on the number of options and shares of restricted stock to award to executive officers other than the four named in the discussion of the long-term incentive compensation program below, the Committee does generally consider the performance of the Company, the performance of the officer, information from an executive compensation consultant about the level of long-term equity-based incentive compensation awards made by comparable companies, the Company’s option overhang (considering both outstanding options and options remaining available to be granted under the Company’s plans) and recommendations from the Chief Executive Officer. Those factors are not weighted in any specific manner and the resulting awards are therefore to some extent subjective.

      In 2002, the Board of Directors of the Company instituted a long-term incentive compensation program for selected senior executives, to be administered by the Compensation Committee. The program allows the grant of incentive stock options, nonincentive stock options, restricted stock, performance shares and performance units (or any combination thereof). The objective of the program is to provide long-term incentive compensation to the specified executives in an amount that falls between the 50th and 75th percentiles when compared to companies or business units of comparable size. Under the program, the elements of long-term compensation to be awarded, as well as the executives selected to participate, are determined each year by the Compensation Committee.

      For 2005, the Compensation Committee determined that the executives who would receive awards under the long-term incentive compensation program would be Joseph H. Pyne, President and Chief Executive Officer, Norman W. Nolen, Executive Vice President and Chief Financial Officer, Steven P. Valerius, President of Kirby Inland Marine, LP, and Dorman Lynn Strahan, President of Kirby Engine Systems, Inc., and that 20% of the target value of the awards would be in the form of stock options, 40% in the form of restricted stock and 40% in the form of performance units tied to the achievement of EBITDA, return on total capital and earnings per share objectives over a three-year period. The options vest over a three-year period and the restricted stock vests over a five-year period. The amount and form of the awards were based in part on an analysis and recommendations provided by an independent consultant to the Compensation Committee. Based on information provided by the consultant, the expected value of the awards fell between the 50th and 75th percentiles when compared to long-term incentive compensation awards made by comparable companies. The actual awards made to the four participants during 2005 are included in the compensation tables presented elsewhere in this Proxy Statement.

      The Company maintains an unfunded, nonqualified Deferred Compensation Plan for Key Employees, which is designed primarily to provide additional benefits to eligible employees to restore benefits to which they would be entitled under the Company’s Profit Sharing Plan and 401(k) Plan were it not for certain limits imposed by the Internal Revenue Code. The plan is designed to restore benefits for employees being compensated in excess of $220,000 per annum. In 2005, the Committee approved contributions for each participant at the maximum amounts allowed by the Plan. The contributions are shown in the compensation tables presented elsewhere in this Proxy Statement.

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and the four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Committee does take steps to qualify compensation for deductibility to the extent practical, but may award compensation that is not deductible when such an award would be in the Company’s best interests.

      The Compensation Committee set the 2005 base salary for Joseph H. Pyne, the Company’s Chief Executive Officer, at $567,800, representing a 3% increase over 2004. The Chief Executive Officer’s base salary was generally based on the same factors and criteria outlined above, which include compensation paid to chief executives of comparable corporations, individual as well as corporate performance and a general correlation with the compensation of other executive officers of the Company. In setting the compensation of the Chief Executive Officer, the Committee also considers the Company’s success in achieving the financial and strategic corporate goals established for each year, as well as the annual evaluation of the Chief Executive Officer’s performance conducted by the Board of Directors under the guidance of its Governance Committee. However, neither the achievement of corporate goals, the performance evaluation nor any other particular aspect of Company or individual performance is given any specific weighting or tied by any type of formula to decisions on the Chief Executive Officer’s base salary or long-term incentive compensation awards. The $861,069 bonus earned by Mr. Pyne in 2005 was determined under the incentive bonus plan described above. The $571,865 payment earned by Mr. Pyne for the 2003-2005 performance period under a performance award granted as part of the Company’s long-term incentive compensation program was based on the formula for the performance award that was established by the Compensation Committee when the award was made at the beginning of 2003.

Compensation Committee

William M. Lamont, Jr., Chairman
Bob G. Gower
Robert G. Stone, Jr.
Richard C. Webb

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee are Mr. Lamont, Mr. Gower, Mr. Stone and Mr. Webb. No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In 2005, no executive officers of the Company served on the board of directors or compensation committee of another entity, any of whose executive officers served on the Board or Compensation Committee of the Company.

Summary Annual and Long-Term Compensation

      The following table summarizes compensation earned by or paid to the Chief Executive Officer and the four other highest paid executive officers (the “named executive officers”) for the last three fiscal years:

Summary Compensation Table

				Long Term Compensation

				Awards

		Annual Compensation		Restricted
Name and				Stock	Shares Subject	LTIP	All Other
Principal Position	Year	Salary	Bonus	Awards(1)	to Options	Payouts(2)	Compensation(3)

Joseph H. Pyne	2005	$577,160	$861,069	$881,800	33,300	$571,865	$—
President, Director and	2004	560,560	605,714	848,125	26,032	—	35,206
Chief Executive Officer	2003	539,360	485,109	494,750	52,063	—	33,623
C. Berdon Lawrence	2005	$443,860	$658,919	396,810	30,000	$—	$—
Chairman of the Board	2004	431,160	463,516		55,000	—	35,206
	2003	414,960	371,246		55,000	—	33,623
Steven P. Valerius	2005	$330,760	$387,416	$251,313	9,500	$222,586	$—
President of Kirby Inland	2004	321,360	273,874	224,109	8,879	—	35,206
Marine, LP	2003	309,360	209,370	168,783	17,758	—	33,623
Norman W. Nolen	2005	$277,160	$315,870	$220,450	8,300	$176,601	$—
Executive Vice President	2004	269,360	222,222	209,860	8,315	—	35,206
and Chief Financial Officer	2003	259,360	177,975	158,052	16,630	—	33,623
Mark R. Buese	2005	$215,360	$242,977	$94,005	2,500	$—	$—
Senior Vice President-	2004	202,960	165,470	27,140	6,000	—	33,249
Administration	2003	177,060	119,386		8,000	—	28,193

(1)	Represents the value of the restricted stock on the date of grant. At December 31, 2005, the value of the restricted stock held by each of the named executive officers based on the $52.17 closing price was $2,894,965 for Mr. Pyne (55,491 shares), $848,702 for Mr. Valerius (16,268 shares), $777,124 for Mr. Nolen (14,896 shares) and $150,771 for Mr. Buese (2,890 shares). The restricted stock awards were granted on February 7, 2002, January 27, 2003, January 26, 2004, January 24, 2005 and March 2, 2005 and vest over a period of five years, beginning on the first anniversary of the date of grant, subject to continued employment. In the event a change of control occurs, all restricted stock awards become fully vested. The Company does not have an established dividend policy. Should the Board declare a dividend after the restricted stock has been awarded, restricted stock owners shall receive dividends on the shares of restricted stock that have not been forfeited.

(2)	Payout for the 2003-2005 performance period under performance awards made in 2003.

(3)	Represents the aggregate value of the Company’s contributions under the Company’s Profit Sharing Plan, 401(k) Plan and Deferred Compensation Plan for Key Employees. The Company’s contributions under these deferred compensation plans for the 2005 year have not been determined as of the date of this Proxy Statement, except for the Company’s matching contributions under the Company’s 401(k) Plan, pursuant to which matching contributions to the individual accounts were as follows: $6,300 each to Mr. Pyne, Mr. Lawrence, Mr. Valerius and Mr. Nolen, and $6,180 to Mr. Buese.

Stock Options Granted, Option Exercises and Year End Value

      The following table includes information on grants of stock options during 2005 to the five named executive officers. The amounts shown for the named executive officers as potential realizable value for such options are based on assumed annual rates of stock price appreciation of 0%, 5% and 10% over the full five-year terms of the options granted. The amounts shown as potential realizable value for all stockholders as a group represent the corresponding increases in the market value of 25,970,766 outstanding shares of common stock held by all stockholders as of December 31, 2005. The potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

Stock Options Granted in 2005

					Potential Realized Value at Assumed
					Annual Rates of Stock Price
	Individual Grants				Appreciation for Option Term(3)

		% of Total
		Options			0%	5%	10%
		Granted to	Exercise		Annual	Annual	Annual
	Options	Employees	or Base	Expiration	Growth	Growth	Growth
Name	Granted(1)	in 2005	Price	Date	Rate(2)	Rate(2)	Rate(2)

Mark R. Buese	2,500	2.31%	$41.78	01/24/10	$0	$28,858	$63,768
C. Berdon Lawrence	30,000	27.73%	44.09	03/02/10	0	365,439	807,522
Norman W. Nolen	8,300	7.67%	44.09	03/02/10	0	101,105	223,414
Joseph H. Pyne	33,300	30.78%	44.09	03/02/10	0	405,637	896,349
Steven P. Valerius	9,500	8.78%	44.09	03/02/10	0	115,722	255,715
All stockholders as a group	N/A	N/A	52.17 (4)	N/A	0	374,332,233 (4)	827,176,688 (4)

(1)	These options become exercisable 33% after one year, 67% after two years, and 100% after three years from the date of grant. The exercise price for the options may be paid with already owned shares of common stock. No stock appreciation rights were granted with the stock options.

(2)	For stock options, the value is based on the exercise price per share of common stock, which was the average of the high and low sales price per share of common stock on the NYSE on the date of grant.

(3)	Potential realizable value amounts for the named executive officers have been calculated by multiplying the exercise price by the annual appreciation rate shown (compounded for the five-year term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the option. The derived potential realized value is the nominal undiscounted future value not adjusted for inflation.

(4)	For stockholders as a group, the potential realized value reflects the appreciation over $52.17 per share of common stock, which was the closing price per share of common stock on December 31, 2005, for 25,970,766 outstanding shares of common stock as of December 31, 2005.

      The following table summarizes for each of the named executive officers their option exercises in 2005 and the value of their options at December 31, 2005:

Aggregated Option Exercises in 2005 and 2005 Year-End Option Values

			Number of Shares
			Underlying Unexercised		Value of Unexercised
			Options at		In-The-Money Options at
	Shares		December 31, 2005		December 31, 2005(2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Mark R. Buese	13,000	$411,688	66,833	9,167	$2,063,257	$169,942
C. Berdon Lawrence	165,000	4,265,634	—	85,000	—	1,399,422
Norman W. Nolen	137,716	4,509,832	2,771	19,388	50,564	315,788
Joseph H. Pyne	498,000	15,229,363	95,448	68,010	2,331,499	1,047,688
Steven P. Valerius	17,758	437,823	34,797	21,340	1,031,265	342,361

(1)	Based on the average of the high and low sales price per share of common stock on the date of exercise.

(2)	Value based on $52.17 per share of common stock, which was the closing price per share of common stock on December 31, 2005.

      The following table provides information as of December 31, 2005 with respect to shares of the Company’s common stock that may be issued under the existing equity compensation plans, including the Company’s 1989 Employee Stock Option Plan, the 1994 Employee Stock Option Plan, the 1996 Employee Stock Option Plan, the 2001 Employee Stock Option Plan, the 2002 Stock and Incentive Plan, the 2005 Stock and Incentive Plan, the 1989 Director Stock Option Plan, the 1994 Nonemployee Director Stock Option Plan and the 2000 Nonemployee Director Stock Option Plan:

Equity Compensation Plan Information as of December 31, 2005

			Number of Securities
			Remaining Available
			for Future Issuance
	Number of		Under Equity
	Securities to be		Compensation Plans
	Issued Upon	Weighted-Average	(Excluding Securities
	Exercise of	Exercise Price of	Reflected in First
Plan Category	Outstanding Options	Outstanding Options	Column)

Equity compensation plans approved by stockholders	928,106	$28.85	1,133,325
Equity compensation plans not approved by stockholders(1)	148,361	$29.46	124,593

Total	1,076,467	$28.93	1,257,918

(1)	The only plan included in the table that was adopted without stockholder approval was the 2000 Nonemployee Director Stock Option Plan, the material features of which are summarized under “THE BOARD OF DIRECTORS AND BOARD COMMITTEES — Director Compensation” on page 7.

Long-Term Incentive Plan Awards Granted in 2005

      The following table summarizes long-term incentive compensation in the form of performance awards made in 2005 to each of the named executive officers:

		Performance or Other
		Period Until
	Number of Shares,	Maturation or
Name	Units or Other Rights	Payout	Threshold(1)	Target	Maximum

Norman W. Nolen		3 years	$48,420	$242,100	$484,200
Joseph H. Pyne		3 years	194,000	970,000	1,940,000
Steven P. Valerius		3 years	55,240	276,200	552,400

(1)	Amount payable if 80% of performance target is achieved; if less than 80% is achieved, there is no payment.

      The long-term performance awards made to the named executive officers in 2005 were based on achievement on a cumulative basis over a three-year performance period of the Company’s EBITDA (net earnings before interest expense, taxes on income, depreciation and amortization), return on total capital and earnings per share targets established under the Company’s annual incentive bonus plan.

Compensation Agreements

      Kirby Inland Marine, LP has a Deferred Compensation Agreement with Mr. Pyne in connection with his previous employment as its President. The agreement provides for benefits to Mr. Pyne totaling $4,175 per month commencing upon the later of his severance from the employment of the Company or his 65th birthday and continuing until the month of his death. If Mr. Pyne should die prior to receiving such deferred compensation, the agreement provides for monthly payments to his beneficiary for a period of sixty months. The agreement also provides that no benefits will be paid if Mr. Pyne is terminated for cause (as defined in the agreement).

      The Company has an unfunded, nonqualified Deferred Compensation Plan for Key Employees which was adopted in October 1994, effective January 1, 1992. The Plan is designed primarily to provide additional benefits to eligible employees to restore benefits to which they would be entitled under the Company’s Profit Sharing Plan and 401(k) Plan were it not for certain limits imposed by the Internal Revenue Code. The benefits under the Deferred Compensation Plan are designed to restore benefits for employees being compensated in excess of a certain level ($220,000 per year under current rules). The following table discloses for the named executive officers the amount of contributions to the Deferred Compensation Plan for 2003 and 2004. Contributions for 2005 have not been determined as of the date of this Proxy Statement.

	Deferred
	Compensation Plan

	2004	2003

C. Berdon Lawrence	$37,217	$34,558
Norman W. Nolen	9,436	8,401
Joseph H. Pyne	59,435	55,469
Steven P. Valerius	18,364	16,806

Common Stock Performance Graph

      The performance graph below shows the cumulative total return on the Company’s common stock compared to the Russell 2000 Index and the Dow Jones Marine Transportation Index over the five-year period beginning December 31, 2000. The results are based on an assumed $100 invested on December 31, 2000, and reinvestment of dividends.

RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS (ITEM 2)

      The Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2006. KPMG served as the Company’s independent accountants for 2005. Although the Audit Committee has the sole authority and responsibility to select and evaluate the performance of the independent accountants for the Company, the Board has decided to ask the Company’s stockholders to ratify the selection of KPMG for 2006.

      Ratification of the selection of KPMG requires the affirmative vote of a majority of the shares represented at the meeting in person or by proxy. If the stockholders do not ratify the selection of KPMG, the Audit Committee will reconsider the selection. However, because of the difficulty and expense of changing independent auditors at this point in the year, the selection of KPMG will probably be continued for 2006 in the absence of extraordinary reasons for making an immediate change. If the stockholders do ratify the selection of KPMG, the Audit Committee will retain the authority to make a change if warranted in its judgement.

      Representatives of KPMG are expected to be present at the 2006 Annual Meeting of Stockholders, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Committee Report

      The Audit Committee of the Board of Directors of the Company is responsible for monitoring the integrity of the Company’s financial reporting, accounting procedures and internal controls. The Audit Committee is composed of three directors, all of whom are independent within the meaning of SEC and NYSE rules. The Audit Committee operates under a written charter adopted by the Board.

      Management is primarily responsible for the Company’s financial reporting process and internal controls. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and issuing a report on the conformity of the financial statements with generally accepted accounting principles. The Company’s independent auditors are also responsible for performing an audit of the Company’s assessment of, and the effective operation of, internal control over financial reporting. The Audit Committee is responsible for overseeing those processes.

      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2005 with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence.

      Based on the Audit Committee’s review of the audited financial statements for the year ended December 31, 2005 and the Audit Committee’s discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which has been filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Bob G. Gower, Chairman
C. Sean Day
George A. Peterkin, Jr.

Fees Paid to the Independent Registered Public Accountants

      The following table sets forth the fees billed by KPMG, the Company’s independent registered public accountant, during the last two fiscal years:

	2005	2004

Audit Fees	$810,000	$899,000
Audit-Related Fees	66,000	75,000
Tax Fees	12,000	16,000

TOTAL	$888,000	$990,000

      Audit Fees are fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements, audit of internal control over financial reporting, review of the Company’s quarterly financial statements or services normally provided in connection with statutory or regulatory filings.

      Audit-Related Fees are fees for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements. Services performed by KPMG in this category consisted of the audit of the Company’s benefit plans.

      Tax Fees are fees for professional services rendered by KPMG for tax compliance, tax advice and tax planning. Services performed by KPMG in this category for 2005 included the review of the Company’s 2004 federal income tax return and for 2004 included the review of the Company’s 2003 and 2002 amended federal income tax returns.

      Each engagement of the independent registered public accounting firm to perform audit or non-audit services must be approved in advance by the Company’s Audit Committee or by its Chairman pursuant to delegated authority.

      The Board of Directors of the Company unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for 2006.

OTHER BUSINESS (ITEM 3)

      The Board knows of no other business to be brought before the Annual Meeting. However, if any other matters are properly presented, it is the intention of the persons named in the accompanying proxy to take such action as in their judgment is in the best interest of the Company and its stockholders.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

      Stockholder proposals must be received by the Company at its principal executive offices no later than November 7, 2006 to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2007 Annual Meeting of Stockholders.

      Under the Company’s Bylaws, written notice (containing the information required by the Bylaws) of any stockholder proposal for action at an annual meeting of stockholders (whether or not proposed for inclusion in the Company’s proxy materials) must be received by the Company at its principal executive offices not less than 90 nor more than 120 days prior to the anniversary date of the prior year’s annual meeting of stockholders and must be a proper subject for stockholder action.

BY ORDER OF THE BOARD OF DIRECTORS

THOMAS G. ADLER
Secretary

March 7, 2006

Houston, Texas

EXHIBIT A

KIRBY CORPORATION

CRITERIA FOR THE SELECTION OF DIRECTORS

Criteria Applicable to the Board of Directors and Committees:

      1. The Board and its Committees must satisfy the independence requirements of applicable law and the New York Stock Exchange.

      2. The Board should have diverse experience at management or policy-making levels in areas relevant to Kirby’s business.

      3. A sufficient number of directors must have the requisite expertise to enable the Audit Committee as a whole to satisfy the requirements of applicable securities laws, rules and regulations and New York Stock Exchange standards.

Criteria to be Considered in Evaluating the Qualifications of Individual Director Candidates:

      1. Reputation for character and integrity.

      2. Business or professional experience.

      3. Understanding of the marine transportation business, the chemical and refining business and corporate strategy and finance, particularly for public companies.

      4. Understanding of the responsibilities of directors of public companies.

      5. Willingness to commit sufficient time to Kirby’s business.

      6. The number of other boards and board committees on which a person serves.

      7. Independence of any particular constituency and the ability to represent the interests of all stockholders of Kirby rather than a particular interest group.

A-1

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZKRB42

KIRBY CORPORATION

55 Waugh Drive, Suite 1000
P.O. Box 1745
Houston, Texas 77251-1745

This Proxy is solicited on behalf of the Board of Directors of Kirby Corporation.

The undersigned hereby appoints Joseph H. Pyne, Norman W. Nolen, G. Stephen Holcomb and Thomas G. Adler, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated below, all the shares of common stock, par value $0.10 per share, of Kirby Corporation (the “Company”) held of record by the undersigned as of the close of business on March 1, 2006, at the Annual Meeting of Stockholders to be held on April 25, 2006, at 55 Waugh Drive, 8th Floor, Houston, Texas 77007 at 10:00 A.M. (CDT) and any adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PERSONS LISTED IN ITEM 1. SHOULD ANY OF THEM BECOME UNAVAILABLE FOR NOMINATION OR ELECTION OR REFUSE TO BE NOMINATED OR ACCEPT ELECTION AS A DIRECTOR OF THE COMPANY, THE PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON OR PERSONS AS MAY BE NOMINATED OR DESIGNATED BY THE BOARD OF DIRECTORS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 2. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 3.

SEE REVERSE SIDE	(Continued and to be signed on reverse side)	SEE REVERSE SIDE

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZKRB41

☒	Please mark votes as in this example.	L	#KRB

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE FOLLOWING ITEMS:

1.	To elect (3) Class II Directors to hold office until the Annual Meeting of Stockholders in 2009.

Nominees: Bob G. Gower, Monte J. Miller and Joseph H. Pyne

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐
For all nominees except as noted above
		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of KPMG LLP as Kirby Corporation’s independent registered public accountants for 2006.	☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please execute this Proxy as your name(s) appear(s) hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary or representative capacity, please set forth the full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, limited liability company or other entity, please sign in entity name by authorized person.

Signature:	Date:	Signature:	Date: